Selected Consolidated Financial Data
Balance Sheet Data:
dollars in thousands		 Sep 30,  Jun 30,   Mar 31,    Dec 31,	 Sep 30,
				 2009	  2009	    2009       2008	 2008
Cash and cash equivalents	 $15,732  $19,819   $11,340    $11,001	 $ 9,819
Securities available for sale	 135,222  131,329   127,718    127,248    98,382
Loans, net			 183,464  178,036   179,515    179,831   198,023
Deposits			 279,475  278,833   265,060    263,642   251,010
Repurchase agreements		   6,782    6,799     8,122 	10,469    11,090
Federal Home Loan Bank advances	  27,000   24,000    25,000	21,000    21,000
Shareholders' equity	          39,395   37,861    37,766	36,881    34,862
Total assets	                 356,773  351,226   339,530    338,002   325,381


Income Statement Data:				 Nine Months ended
dollars in thousands, except per		Sep 30,	      Sep 30,
  share data					2009	      2008	 Change

Interest income					$12,386	      $12,760     (2.9)%
Interest expense				  3,305	        4,410    (25.1)%
Net interest income				  9,081 	8,350      8.8 %
Provision for loan losses		 	    927      	  384    141.4 %
Net interest income after provision for
  loan losses					  8,154         7,966      2.4 %
Noninterest income				  1,985         1,724     15.1 %
Noninterest expense:
Salaries and employee benefits	                  4,003	        3,817      4.9 %
Data processing					    670		  729	  (8.1)%
Net occupancy					    789		  676	  16.7 %
Professional and consulting fees		    402		  299	  34.4 %
FDIC assessment					    512		   25	1948.0 %
Other						  2,110		2,021	   4.4 %
Total noninterest expense			  8,486		7,567	  12.1 %
Income before income taxes		          1,653	        2,123    (22.1)%
Income taxes		                            367 	  544    (32.5)%
Net income					 $1,286	       $1,579    (18.6)%
Earnings per share, basic and diluted		  $0.58	        $0.72    (19.4)%
Weighted average shares outstanding	      2,202,368	    2,203,503

Income Statement Data:				 Three Months ended
dollars in thousands, except per		Sep 30,	      Sep 30,
  share data					2009	      2008	 Change

Interest income					$4,026	      $4,294       (6.2)%
Interest expense				   954	       1,451      (34.3)%
Net interest income				 3,072 	       2,843        8.1 %
Provision for loan losses		 	   576      	 126      357.1 %
Net interest income after provision for
  loan losses					 2,496         2,717       (8.1) %
Noninterest income				   595    	 615       (3.3)%
Noninterest expense:
Salaries and employee benefits			 1,329 	       1,292	    2.9 %
Data processing					   224		 235	   (4.7)%
Net occupancy					   262		 235	   11.5 %
Professional and consulting fees		   158		 109	   45.0 %
FDIC assessment					   116		  11	  954.5 %
Other						   717		 672	    6.7 %
Total noninterest expense			 2,806	       2,554	    9.9 %
Income before income taxes		           285 		 778      (63.4)%
Income taxes		                            18 	         204      (91.2)%
Net income					 $ 267	       $ 574      (53.5)%
Earnings per share, basic and diluted            $0.12 	       $0.26      (53.8)%
Weighted average shares outstanding	     2,202,368	   2,202,368


Quarterly Earnings Summary
Previous Eight Quarters:
dollars in thousands, except per
  share data
					Sep 	  Jun	     Mar	Dec
					2009	  2009	     2009       2008
Interest income	 	            	$4,026	  $4,149     $4,208     $4,311
Interest expense		           954	   1,136      1,215      1,375
Net interest income			 3,072     3,013      2,993      2,936
Provision for loan losses		   576       228        123         98
Net interest income after provision for
  loan losses		             	 2,496 	   2,785      2,870      2,838
Noninterest income		           595       756        645        609
Noninterest expense		         2,806     2,945      2,735      2,606
Income before income taxes		   285	     596        780        841
Income taxes		                    18	     142        207        226
Net income		                  $267      $454       $573       $615
Earnings per share, basic and diluted    $0.12     $0.21      $0.26      $0.28
Cash dividends per share		 $0.08     $0.08      $0.08      $0.16
Weighted average shares outstanding  2,202,368 2,202,368  2,202,368  2,202,368

					Sep	    Jun	       Mar       Dec
	                       		2008	    2008       2008      2007
Interest income		                $4,294      $4,196     $4,270  	 $4,441
Interest expense		         1,451       1,433      1,526     1,718
Net interest income		         2,843       2,763      2,744     2,723
Provision for loan losses		   126 	        71        187  	    120
Net interest income after provision for
  loan losses		                 2,717       2,692      2,557     2,603
Noninterest income		           615	       517        592	    602
Noninterest expense		         2,554       2,524      2,489     2,387
Income before income taxes		   778	       685	  660	    818
Income taxes		                   204         171	  169	    215
Net income		                  $574        $514	 $491      $603
Earnings per share, basic and diluted    $0.26       $0.23      $0.22     $0.27
Cash dividends per share	         $0.16       $0.16      $0.16     $0.16
Weighted average shares outstanding  2,202,368   2,202,368  2,205,787 2,222,115